                     American Century Variable Portfolios, Inc.
                             Rule 10f-3 Transaction Summary
                                    For Period Ending 6/30/9
Fund           Issuer               Cusip    Principal AmoAmountnPurchasedPrice000's) Trade DaUnderwriting SUnderwriter
VP Value       Delphi Automotive SysDPHs      $1,955,000      $ 695,300 $17.0000 02/04/1999          4.640%     MSCO
               (split order)                                    $ 6,800                                         LEGG
VP Capap       Sprint PCS           PCS        $ 701,586     $1,437,500 $28.7500 02/04/1999        $28.7500     SBSH
VP Advantage   Goldman Sachs        GS        $3,657,000    $36,938,000 $53.0000 05/03/1999        $53.0000     GSCO
VP Value       Goldman Sachs        GS        $3,657,000     $1,319,700 $53.0000 05/03/1999        $53.0000     GSCO
VP Value       Engelhard Corp.      EC          $546,000      $ 624,000 $19.5000 05/19/1999        $19.5000     MSCO
               (split order)                                    $ 3,900                                          DLJ
VP Capap       Concord E F S Inc    CEFT      $1,174,130     $2,070,450 $32.2500 06/10/1999        $32.2500     SBSH
VP Capap       TD Waterhouse        TWE       $1,134,000     $1,596,000 $24.0000 06/23/1999        $24.0000     FBCO
VP Capap       Juniper Networks     JNPR       $ 187,680      $ 452,200 $34.0000 06/24/1999        $34.0000     GSCO
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